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                          THE TESSERACT GROUP, INC.
                           3800 West 80th Street
                                 Suite 1400
                         Minneapolis, Minnesota 55431

                            EMPLOYMENT AGREEMENT
                                    with
                              TONY L. VERBETEN


          THIS AGREEMENT is made as of February 16, 1998, between THE TESSERACT GROUP, INC., a Minnesota corporation (the "Company"), and TONY L. VERBETEN ("Employee").

                                  RECITALS

          The Company's current business activities include, among other things, designing, developing, marketing and providing educational services.

          Employee desires to be employed, and the Company desires to employ Employee, in connection with its business in the position of Chief Financial Officer.

          Accordingly, in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

          1. NATURE OF EMPLOYMENT. The Company shall employ Employee and Employee shall serve the Company as Chief Financial Officer of the Company upon the terms and conditions contained herein. Employee agrees to devote his full time and best efforts to the business of the Company and the performance of his duties hereunder. Such duties shall be consistent with the position of a senior officer of the Company as may be determined by the Chief Executive Officer or the Board of Directors from time to time. Employee shall be subject to the supervision and direction of the Chief Executive Officer of the Company, as to assignment and performance of his duties.

          2. TERM OF EMPLOYMENT. The term of Employee's employment under this Agreement shall commence on the date hereof and shall continue upon the terms and conditions contained herein, until terminated in accordance with paragraph 3 hereof.

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          3.   TERMINATION.  This Agreement and Employee's employment
hereunder may be terminated in accordance with the following provisions:

     (a) DISABILITY. If Employee at any time is prevented from performing his duties under this Agreement by reason of illness, injury or mental incapacity for an aggregate of one hundred twenty (120) days in any twelve consecutive months during the term of this Agreement, the Company shall have the right to terminate this Agreement and Employee's employment hereunder by giving Employee fourteen (14) days' prior written notice of termination.

     (b) CAUSE. The Company shall have the right to terminate this Agreement and Employee's employment hereunder for cause by giving Employee thirty (30) days' prior written notice of termination. "Cause" shall include gross negligence, gross neglect of duties, gross insubordination, Employee's unauthorized appropriation of the Company's property, willful violation of any law applicable to the conduct of the Company's business and affairs, the violation of which could have a material adverse effect upon the business or financial condition of the Company, and conviction of or plea of no contest to any crime involving moral turpitude.

     (c) WITHOUT CAUSE. The Company shall have the right to terminate this Agreement and Employee's employment hereunder without cause at any time by giving Employee thirty (30) days' prior written notice of termination, provided, that the Company shall be obligated to make severance payments to Employee (provided that Employee has not violated the terms of his non-competition agreement set forth in paragraph 9 hereof) in an amount equal to his then current monthly compensation (exclusive of any benefits) for (6) six months.

     (d) BY EMPLOYEE. This Agreement may be terminated at any time by Employee upon thirty (30) days' prior written notice to the Company.

     (e) RETURN OF PROPERTY. No later than the date of cessation of his employment by the Company, Employee shall deliver to an executive officer of the Company (or another Company employee designated by an executive officer) all keys, credit cards, travel advances, business plans and records (including all copies and extracts thereof) and other property of the Company in Employee's possession, custody or control.

     (f) RIGHT TO RECEIVE COMPENSATION AND BENEFITS. Employee's right to receive compensation and benefits pursuant to paragraphs 4 and 5 of this Agreement (except for disability or other benefits that, by their terms, arise or are operative after termination) shall cease upon the effective date of termination under this paragraph 3.

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          4.   COMPENSATION.

          (a) BASE SALARY. Employee shall receive a base salary of $10,416.67 per month ($125,000 annualized), payable semi-monthly, on the 15th and last day of each calendar month commencing with the first day of employment, or such higher compensation as the Company in its discretion may from time to time determine to be appropriate.

          (b) PERFORMANCE BONUS. Employee shall be eligible to receive annual performance bonuses to be determined by the Board of Directors in amounts not to exceed $50,000 per year based upon the achievement (as determined by the Board of Directors) of mutually agreed performance objectives.

          5.   EMPLOYEE BENEFITS.

          (a) BENEFIT PLANS AND PROGRAMS. During his term of employment Employee shall be entitled to participate in such benefit plans and programs as the Company may make available from time to time. The details of the availability and operation of benefit plans and programs are governed by the plan or program documents or by the Company's employee handbook, where applicable. The Company reserves the right to change or discontinue any benefit plan or program at any time upon reasonable notice to employees.

          (b) OPTIONS. In addition to any benefits received under subparagraph 5(a) above and subject to the terms and conditions of a definitive stock option agreement between Employee and the Company pursuant to the Company's 1992 Long-Term Executive Stock Option Plan, as Amended and Restated (1992 Plan), Employee shall receive non-statutory options to purchase 40,000 shares of the Company's common stock, par value $.01 per share, at a price equal to the fair market value of a share of common stock on the date of grant. The date of grant shall be February 16, 1998. The options are Class II options under the 1992 Plan and vest in 20% annual increments beginning five years from the date of grant. Vesting of these options may be accelerated by the Company's Board of Directors based upon the achievement of individual and Company goals.

          6. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable and necessary business expenses incurred in the performance of his duties hereunder.

          7. TRADE SECRETS. Employee shall not, during the term of this Agreement or at any time thereafter, divulge, furnish or make accessible to anyone other than the directors, officers, employees and agents of the Company any knowledge or information with respect to (a) processes, plans, software, formulae, machinery, devices or material relating to the business, products, or activities of the Company, its affiliates or subsidiaries which is maintained by the Company as secret or confidential, or (b) any development or research work of the Company, its affiliates or subsidiaries which is maintained by the Company as secret or

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confidential, or (c) any other aspect of the business, products, or activities of the Company, its affiliates or subsidiaries which is maintained by the Company as secret or confidential, or (d) any customer or student lists of the Company, its affiliates or subsidiaries which are maintained by the Company as secret or confidential. This restriction shall not apply to any information (a) that becomes generally available to the public other than as a result of unauthorized disclosure by Employee, (b) that was available to Employee on a nonconfidential basis prior to the date hereof or is received hereafter from a third party without restriction, or (c) that is disclosed pursuant to a requirement of a government agency.

          8. INTELLECTUAL PROPERTY. As one of the conditions to Employee's employment hereunder, Employee shall do all in his power to promote the interests of the Company and shall exercise his inventive faculties for the benefit of the Company. If Employee shall discover or invent anything related to the business of the Company, or its affiliates or subsidiaries, at the specific request or instruction of the Company, the same shall be the exclusive property of the Company. Employee shall forthwith disclose in writing such discoveries or inventions to the Company but to no other person and shall forthwith assign to the Company full and exclusive rights to any such discovery or invention and to any trademark, copyright or patent to the full end of the term of such trademark, copyright or patent. Employee, upon request of the Company, shall forthwith execute all documents necessary or advisable in the opinion of the Company to direct the issuance of trademarks, copyrights or patents to the Company or to vest title in the Company to such inventions or discoveries. The expense of securing any trademark, copyright or patent shall be borne by the Company. The continuance of Employee in the Company's employ for a definite period is not made obligatory upon either party hereto as a condition hereof. Employee shall hold any secret process, software, plans, formula, methods or applications developed for the Company or its affiliates or subsidiaries but for which no trademark, copyright or patent is issued, as trustee for the benefit of the Company. This paragraph does not apply to an invention which was developed entirely on Employee's own time and (a) which does not relate (i) directly to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by the Employee for the Company.

          9. NON-COMPETITION. Employee covenants and agrees that, commencing on February 16, 1998, and thereafter during the term of this Agreement and without the express consent of the Board of Directors of the Company, he will not give advice or render services as an employee or consultant to, nor invest or acquire any interest in, any corporation or any other business organization, a substantial portion of the business of which is the same as, related to, or complementary to the business of the Company or its affiliates or subsidiaries, provided, however, that Employee may invest in securities of any company which is listed on a national securities exchange. Employee also covenants and agrees that for one (1) year(s) following termination of this Agreement (unless such termination is involuntary and effected by the Company without cause), he will not in any manner personally solicit or cause to be solicited in competition with the Company or its affiliates or subsidiaries any persons or companies who were or are employees, customers or reasonably firm prospective customers of the Company or such affiliates or subsidiaries during the term of this Agreement. Employee

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hereby agrees to these restrictions in recognition that the imposition of such restrictions may be essential to the success of the Company and the livelihood of the Employee's associates.

          10. SPECIFIC ENFORCEMENT. Employee acknowledges and agrees that a breach by him of the provisions of this Agreement, including without limitation the provisions of paragraphs 7, 8, and 9 hereof, may cause the Company irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law. Employee, therefore, expressly agrees that the Company shall be entitled to injunctive relief or other equitable relief to prevent a breach of this Agreement or any part thereof, in addition to any other remedies legally available to it.

          11. INVALIDITY. In case any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          12. NOTICES. Any notices required to be given to the Company hereunder shall be deemed properly given if addressed to its registered office. Any notices required to be given to Employee hereunder shall be deemed properly given if addressed to:

                    Tony L. Verbeten
                    3800 West 80th Street
                    Suite 1400
                    Minneapolis, Minnesota  55431

          13. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Minnesota.

          14. ASSIGNMENTS. This Agreement shall not be assignable, in whole or in part, by either party.

          15. AMENDMENTS. This Agreement may be amended, terminated or superseded only by an agreement in writing between the Company and the Employee.

          16.  TERMINATION OF PRIOR AGREEMENT.    This Agreement terminates,
in its entirety, the prior employment agreement between the Company and Employee dated June 25, 1993.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

THE TESSERACT GROUP, INC.          EMPLOYEE

By /s/ John T. Golle               By  /s/ Tony L. Verbeten
--------------------               ------------------------
Its Chief Executive Officer        Tony L. Verbeten


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